UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

JPMorgan Facility

On July 15, 2020, FS Energy and Power Fund (the “Company”) satisfied the conditions to effectiveness for Amendment No. 2 (the “JPMorgan Amendment”) to that certain Senior Secured Credit Agreement, dated as of August 16, 2018 (as amended, the “JPMorgan Facility”), with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Société Générale, as co-collateral agent, Bank of Montreal, as documentation agent, and the lenders and conduit support providers party thereto. Such conditions to the effectiveness of the JPMorgan Amendment included, among others, (i) repaying and discharging in full all obligations (including outstanding principal, accrued interest, and other fees and expenses) under that certain Amended and Restated Credit Agreement, dated as of December 2, 2019, as amended, among Gladwyne Funding LLC (“Gladwyne Funding”), the Company’s wholly-owned special-purpose financing subsidiary, as borrower, Goldman Sachs Bank USA, as administrative agent, and the lenders from time to time party thereto and (ii) joining Gladwyne Funding, EP Synergy Investments, Inc., Gladwyne Funding’s wholly-owned subsidiary, and FS Power Investments, LLC, the Company’s wholly-owned subsidiary, as guarantors and grantors that guarantee and secure with substantially all of their assets the obligations under both the JPMorgan Facility and the Indenture, dated as of August 6, 2018, with U.S. Bank National Association, as trustee. Upon its effectiveness, among other things, the JPMorgan Amendment sets the minimum shareholders’ equity the Company is required to maintain as of the end of each fiscal quarter at $900,000,000 for the remaining life of the facility. The JPMorgan Amendment also increases the interest rate margin due under the facility (i) for loans bearing interest by reference to the adjusted eurocurrency rate, from 2.75% per annum to 3.00% per annum and (ii) for loans bearing interest by reference to the alternate base rate, from 1.75% per annum to 2.00% per annum. Additionally, the JPMorgan Amendment provides capacity for up to $150,000,000 in commitment increases, upon the Company’s request and with lender participation, and expands borrowing base capacity by permitting the inclusion of certain performing preferred stock in the borrowing base.

The Company incurred certain fees, costs and expenses in connection with the closing of the JPMorgan Amendment.

The foregoing description of the JPMorgan Amendment is a summary only and is qualified in all respects by the agreement attached hereto as Exhibit 10.01 and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment No. 2, dated as of July 6, 2020, among FS Energy and Power Fund, each of the subsidiary guarantors party thereto, each of the lenders and conduit support providers party thereto, and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	July 21, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel and Secretary

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